Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-2033 and 333-71057) and Form S-3 (File Nos. 333-33604, 333-37770, 333-73365 and 333-58217) of iGate Corporation of our report dated April 6, 2005 related to the financial statements which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated April 6, 2005 relating to the financials statement schedule, which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

Pittsburgh, Pennsylvania

April 29, 2005